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                                                                   EXHIBIT 10.69

                                PROMISSORY NOTE

$3,100,000.00                                                  February 29, 1996


     FOR VALUE RECEIVED, CRESCENT DEVELOPMENT MANAGEMENT CORP., a Delaware corporation ("Borrower"), promises to pay to the order of CRESCENT REAL ESTATE EQUITIES LIMITED PARTNERSHIP, a Delaware limited partnership ("Lender"), the sum of THREE MILLION ONE HUNDRED THOUSAND AND NO/100 DOLLARS ($3,100,000.00), with interest, prior to default or maturity on the unpaid balance of such amount from the date hereof at the rate of twelve percent (12%) per annum. This Note is secured by a security agreement of even date herewith from Borrower, as debtor, to Lender, as secured party.

     Interest only on the outstanding balance of principal on this Note shall be payable quarterly on the last day of each March, June, September and December (each such date being called a "Payment Date") beginning March 31, 1996, to and including March 31, 2005. Interest shall be computed on the basis of a fraction, the denominator of which is three hundred sixty (360) and the numerator of which is the actual number of days elapsed from the date hereof or the date of the preceding Payment Date, as the case may be, to the date of the next Payment Date.

     On addition to installment payments of interest Borrower shall pay to Lender installment payments of principal on June 30 of each year commencing June 30, 1997 in the amount set forth on the Schedule of Principal Payments attached hereto.

     On June 30, 2005 (the "Maturity Date") a final payment of the Maturity Obligations (as hereinafter defined) shall be due and payable.

     As used herein, "Maturity Obligations" shall mean the entire outstanding principal amount of this Note, together with all accrued but unpaid interest thereon, and all other sums due and unpaid hereunder and under the security agreement.

     After default or maturity, the entire unpaid principal balance and all accrued and unpaid interest shall bear interest at the rate of eighteen percent (18%) per annum based on a 365/366 day year, but in no event in excess of the maximum amount allowed by law (the "Default Rate").

     All payments due under this Note are payable at Lender's office at 777 Main Street, Suite 2100, Fort Worth, Texas 76102 or at such other place as Lender or other holder hereof shall notify Borrower in writing.
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     This Note may not be prepaid in whole or in part at any time without premium or penalty.

     In the event Borrower fails to pay any installment of interest or any principal on this Note for ten (10) days after the same shall become due or upon the happening of any "Event of Default" as defined in the security agreement, then and in any such event Lender may at its option declare the entire unpaid balance of this Note, together with interest accrued hereon, to be immediately due and payable and Lender may proceed to exercise any rights or remedies that it may have under the security agreement, under this Note or under any other agreement relating to the Note or such other rights and remedies which Lender may have at law, equity or otherwise. In the event of such acceleration, Borrower may discharge its obligations to Lender by paying the Maturity Obligations, with interest at the Default Rate accruing from the date such acceleration is declared.

     In the event this Note is turned over to an attorney at law for collection after default, in addition to the Maturity Obligations, Lender shall be entitled to collect all costs of collection, including but not limited to reasonable attorneys' fees, incurred in connection with protection of or realization of collateral or in connection with any of Lender's collection efforts, whether or not suit on this Note or any foreclosure proceeding is filed, and all such costs and expenses shall be payable on demand and shall also be secured by the security agreement.

     No failure on the part of Lender or other holder hereof to exercise any right or remedy hereunder, whether before or after the happening of a default shall constitute a waiver thereof, and no waiver of any past default shall constitute waiver of any failure default or of any other default. No failure to accelerate the debt evidenced hereby by reason of default hereunder, or acceptance of a past due installment, or indulgence granted from time to time shall be construed to be a waiver of the right to insist upon prompt payment thereafter or to impose late charges retroactively or prospectively, or shall be deemed to be a novation of this Note or as a reinstatement of the debt evidenced hereby or as a waiver of such right or acceleration or any other right, or be construed so as to preclude the exercise of any right which Lender may have, whether by the laws of the State of Texas by agreement or otherwise; and Borrower and each endorser or guarantor hereby expressly waives the benefit of any statute or rule of law or equity which would produce a result contrary to or in conflict with the foregoing. This Note may not be changed orally, but only by an agreement in writing signed by the party against whom such agreement is sought to be enforced.

                                                                     [Illegible]
                                                                     Initials



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     Borrower, for itself and its heirs, successors and assigns, and each endorser or guarantor of this Note, for its heirs, successors and assigns, hereby waives presentment, protest, demand, diligence, notice of dishonor and of nonpayment, notice of intention to accelerate, and notice of acceleration and waives and renounces all rights to the benefits of any statute of limitations and any moratorium, appraisement, exemption and homestead now provided or which may hereafter be provided by any federal or state statute, including but not limited to exemptions provided by or allowed under the Bankruptcy Reform Act of 1978, both as to itself personally and as to all of its or their property, whether real or personal, against the enforcement and collection of the obligations evidenced by this Note and any and all extensions, renewals and modifications hereof.


     It is the intention of the parties to conform strictly to applicable usury laws from time to time in force, and all agreements between Borrower and Lender, whether now existing or hereafter arising and whether oral or written, are hereby expressly limited so that in no contingency or event whatsoever, whether by acceleration of maturity hereof or otherwise, shall the amount paid or agreed to be paid to Lender or the holder hereof, or collected by Lender or such holder, for the use, forbearance or detention of the money to be loaned hereunder or otherwise, or for the payment or performance of any covenant or obligation contained herein or in the security agreement, or in any other document evidencing, securing or pertaining to the indebtedness evidenced hereby, exceed the maximum amount permissible under applicable usury laws. If under any circumstances whatsoever fulfillment of any provisions hereof or of the security agreement, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed or permitted by law, including judicial determination, then ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity; and if under any circumstances Lender or other holder hereof shall ever receive an amount deemed interest, by applicable law, which would exceed the highest lawful rate, such amount that would be excessive interest under applicable usury laws shall be applied to the reduction of the principal amount owing hereunder or to other indebtedness secured by the secured agreement and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal and other indebtedness, the excess shall be deemed to have been a payment made by mistake and shall be refunded to Borrower or to any other person making such payment on Borrower's behalf. All sums paid or agreed to be paid to the holder hereof for the use, forbearance of detention of the indebtedness of Borrower evidenced hereby, outstanding from time to time shall, to the extent permitted by applicable law, be amortized, pro-rated, allocated and spread from the date of disbursement of the proceeds of this Note until payment in full of such indebtedness so that the


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actual rate of interest on account of such indebtedness is uniform through the term hereof. The terms and provisions of this paragraph shall control and supersede every other provision of all agreements between Lender and Borrower and any endorser or guarantor of this Note.

     This Note shall be governed by and construed under the laws of the State of Texas and the laws of the United States applicable to transactions in Texas.

     IN WITNESS WHEREOF, Borrower, intending to be legally bound hereby, has caused this Note to be duly executed under seal the day and year first above written.


                                    CRESCENT DEVELOPMENT MANAGEMENT
                                    CORP., a Delaware corporation

                                    By: /s/ HARRY FRAMPTON
                                       -------------------------------------
                                       Name:  Harry Frampton
                                            --------------------------------
                                       Title: President
                                             -------------------------------






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                         SCHEDULE OF PRINCIPAL PAYMENTS

          June 30, 1997                           $100,000
          June 30, 1998                           $150,000
          June 30, 1999                           $200,000
          June 30, 2000                           $300,000
          June 30, 2001                           $350,000
          June 30, 2002                           $400,000
          June 30, 2003                           $450,000
          June 30, 2004                           $550,000
          June 30, 2005                           $600,000




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